Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Jennifer H. Demba, CFA
Media Relations	Investor Relations
media@synovus.com	investorrelations@synovus.com

Synovus announces earnings for the fourth quarter 2023
Diluted earnings per share of $0.41 vs. $1.35 in 4Q22
Adjusted diluted earnings per share of $0.80 vs. $1.35 in 4Q22

$51 million FDIC Special Assessment Reduced 4Q23 Reported and Adjusted EPS by $0.26

COLUMBUS, Ga., Jan. 17, 2024 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter and year ended Dec. 31, 2023. “Synovus' 2023 financial performance is a testament to our resilience and the strength of our business model,” said Synovus Chairman, CEO and President Kevin Blair. “Amid a challenging economic landscape in 2023, we broadened client relationships, further diversified our business mix, streamlined expenses and took strategic actions to optimize the balance sheet. Our strong banking footprint and ongoing investments in talent, capabilities, functionalities and new revenue sources fuel the bank’s path to solid growth. We persist in bolstering our core deposit generation, enriching lending diversification, enhancing expense efficiency and delivering world-class client service. As we execute our plan, we're confident momentum will build throughout 2024 and beyond for Synovus.”

2023 Highlights
•Net income available to common shareholders for 2023 was $507.8 million, or $3.46 per diluted share, compared to $724.7 million, or $4.95 per diluted share in 2022. Adjusted EPS for 2023 was $4.12 per diluted share compared to $4.93 per diluted share in 2022.
•The $51 million FDIC special assessment incurred during the fourth quarter 2023 reduced reported and adjusted EPS by $0.26.
•Pre-provision net revenue was $885.2 million in 2023 compared to $1.05 billion in 2022.
•Net interest income was $1.82 billion in 2023, up from $1.80 billion in the prior year, largely attributable to average loan growth and higher earning asset yields, which combined to more than offset rising funding costs.
•During 2023, Synovus sold $422 million in third party consumer loans and $1.2 billion in medical office building loans with the proceeds used to pay down wholesale borrowings.
•Period-end loans declined $311.9 million, or 1%, in 2023 as commercial and industrial growth was more than offset by declines in commercial real estate and consumer loans.
•Period-end deposits increased $1.87 billion, or 4%, primarily driven by growth in time deposits and interest-bearing demand deposits, partially offset by a decline in non-interest-bearing deposits. Brokered deposits increased $744.0 million, or 14%, in 2023.
•During the fourth quarter 2023, Synovus repositioned its securities portfolio by selling $1.3 billion of bonds, which resulted in securities losses of $78 million. The proceeds have been reinvested in other high-quality liquid assets with better yields, which should augment 2024 net interest income by an estimated $28 million.

•Non-interest revenue was $404.0 million, down 1% from 2022. Adjusted non-interest revenue of $460.7 million grew 11% in 2023, primarily attributable to fee income related to treasury and payment solutions, capital markets and wealth management, as well as fees from banking as a service.
•Non-interest expense was $1.34 billion, up 15%, and adjusted non-interest expense increased 9% year over year in 2023 to $1.26 billion, but was significantly impacted by the $51 million FDIC Special Assessment.
•Credit quality remains healthy. Net charge-offs were 0.35% of average loans or 0.28%, excluding the loan sales in the third quarter, compared to 0.13% in 2022. The provision for credit losses was $189.1 million in 2023 compared to a provision of $84.6 million for the prior year. The allowance for credit losses ended the year at 1.24% compared to 1.15% at the end of 2022.
•The preliminary year-end CET1 ratio increased 59 basis points year over year to 10.22%, which is within our target operating range of 10.00% to 10.50%.

Fourth Quarter 2023 Highlights

•Net income available to common shareholders was $60.6 million, or $0.41 per diluted share, down $0.19 sequentially and down $0.94 compared to the fourth quarter 2022.
•The $51 million FDIC special assessment impacted fourth quarter 2023 reported and adjusted EPS by $0.26.
•Pre-provision net revenue of $135.8 million declined $60.9 million, or 31%, sequentially and was down $159.0 million, or 54%, compared to the fourth quarter 2022.
•Net interest income declined $5.9 million, or 1%, compared to the prior quarter and was down $64.1 million, or 13%, compared to the fourth quarter 2022, primarily attributable to a decline in average earnings assets and higher funding costs. Net interest margin was 3.11%, which was stable from the third quarter supported by rising asset yields, lower than expected core interest-bearing deposit cost and a decline in borrowings.
•Period-end loans declined $275.4 million, or 1%,from the third quarter as core commercial lending growth was more than offset by softer overall loan production, higher loan paydowns and strategic declines in certain loan categories such as non-relationship syndicated lending and third-party consumer lending.
•Core deposits increased $714.1 million, or 2%, sequentially. Total deposits ended the quarter at $50.74 billion, an increase of $535.3 million, or 1%, sequentially as a result of the focus on deposit production and seasonally higher commercial deposits and public funds.
•Total deposit costs increased 19 basis points from the third quarter 2023 to 2.50%. The bank's total deposit beta cycle to date through the fourth quarter 2023 has been 45%.
•Non-interest revenue of $51.5 million declined $55.7 million, or 52.0%, sequentially and decreased $51.0 million, or 50%, compared to the fourth quarter 2022. Non-interest revenue was impacted by $78 million in securities losses. Adjusted non-interest revenue of $126.2 million rose $19.9 million, or 19%, sequentially and increased $25.3 million, or 25%, compared to the fourth quarter 2022. The growth was primarily attributable to higher GreenSky income as well as stronger treasury and payment solutions and non-GLOBALT wealth management fees.
•On a sequential quarter basis, non-interest expense of $352.9 million was flat while adjusted non-interest expense increased 15% to $353.1 million, and compared to the prior year, non-interest expense and adjusted non-interest expense were up 14% and 15%, respectively. All comparisons were significantly impacted by the $51 million FDIC special assessment. Headcount declined 2% sequentially and 5% year over year.
•Credit quality ratios remain healthy. The non-performing loan and asset ratios were slightly higher at 0.66% and 0.66%, respectively; the net charge-off ratio for the quarter was 0.38%, and total past dues were 0.14% of total loans outstanding.
•Provision for credit losses of $45.5 million declined $27.1 million sequentially and compares to $72.6 million in the third quarter of 2023.
•The allowance for credit losses ratio (to loans) of 1.24% was up 2 basis points sequentially and up 9 basis points compared to the prior year. The quarter over quarter increase primarily reflects loan performance during the fourth quarter.
•The preliminary CET1 ratio rose sequentially to 10.22% as core earnings accretion more than offset the impact of the $51 million FDIC special assessment and $78 million in securities losses during the fourth quarter.

Fourth Quarter 2023 Summary

	Reported			Adjusted
(dollars in thousands)	4Q23	3Q23	4Q22	4Q23	3Q23	4Q22
Net income available to common shareholders	$60,645	$87,423	$197,479	$116,901	$122,770	$197,576
Diluted earnings per share	0.41	0.60	1.35	0.80	0.84	1.35
Total revenue	488,682	550,298	603,785	564,593	550,552	603,359
Total loans	43,404,490	43,679,910	43,716,353	N/A	N/A	N/A
Total deposits	50,739,185	50,203,890	48,871,559	N/A	N/A	N/A
Return on avg assets	0.47%	0.64%	1.38%	0.84%	0.87%	1.39%
Return on avg common equity	5.9	8.2	20.9	11.3	11.5	20.9
Return on avg tangible common equity	7.0	9.7	24.2	13.3	13.5	24.2
Net interest margin	3.11%	3.11%	3.56%	N/A	N/A	N/A
Efficiency ratio-TE(1)(2)	72.03	64.11	51.08	61.97	55.01	50.58
NCO ratio-QTD	0.38	0.61	0.12	N/A	N/A	N/A
NPA ratio	0.66	0.64	0.33	N/A	N/A	N/A
(1) Taxable equivalent
(2) Adjusted tangible efficiency ratio

Balance Sheet

Loans*

(dollars in millions)	4Q23	3Q23	Linked Quarter Change	Linked Quarter % Change	4Q22	Year/Year Change	Year/Year % Change
Commercial & industrial	$22,598.5	$22,781.0	$(182.5)	(1)%	$22,066.7	$531.8	2%
Commercial real estate	12,316.8	12,394.9	(78.1)	(1)	12,650.3	(333.6)	(3)
Consumer	8,489.2	8,504.1	(14.9)	—	8,999.4	(510.1)	(6)
Total loans	$43,404.5	$43,679.9	$(275.4)	(1)%	$43,716.4	$(311.9)	(1)%
*    Amounts may not total due to rounding

Deposits*

(dollars in millions)	4Q23	3Q23	Linked Quarter Change	Linked Quarter % Change	4Q22	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$11,801.2	$12,395.1	$(593.9)	(5)%	$14,574.5	$(2,773.3)	(19)%
Interest-bearing DDA	6,541.0	6,276.1	264.9	4	5,761.4	779.6	14
Money market	10,819.7	10,786.3	33.5	—	12,480.7	(1,661.0)	(13)
Savings	1,062.6	1,132.5	(69.9)	(6)	1,396.4	(333.8)	(24)
Public funds	7,349.5	6,885.7	463.8	7	6,635.6	714.0	11
Time deposits	7,122.2	6,506.4	615.8	9	2,724.1	4,398.1	161
Brokered deposits	6,043.0	6,221.8	(178.8)	(3)	5,299.0	744.0	14
Total deposits	$50,739.2	$50,203.9	$535.3	1%	$48,871.6	$1,867.6	4%
*    Amounts may not total due to rounding

Income Statement Summary*

(in thousands, except per share data)	4Q23	3Q23	Linked Quarter Change	Linked Quarter % Change	4Q22	Year/Year Change	Year/Year % Change
Net interest income	$437,214	$443,159	$(5,945)	(1)%	$501,346	$(64,132)	(13)%
Non-interest revenue	51,468	107,139	(55,671)	(52)	102,439	(50,971)	(50)
Non-interest expense	352,858	353,532	(674)	—	308,996	43,862	14
Provision for (reversal of) credit losses	45,472	72,572	(27,100)	(37)	34,884	10,588	30
Income before taxes	$90,352	$124,194	$(33,842)	(27)%	$259,905	$(169,553)	(65)%
Income tax expense	20,779	27,729	(6,950)	(25)	54,135	(33,356)	(62)
Net income	69,573	96,465	(26,892)	(28)	205,770	(136,197)	(66)
Less: Net income (loss) attributable to noncontrolling interest	(768)	(630)	(138)	22	—	(768)	nm
Net income attributable to Synovus Financial Corp.	70,341	97,095	(26,754)	(28)	205,770	(135,429)	(66)
Less: Preferred stock dividends	9,696	9,672	24	—	8,291	1,405	17
Net income available to common shareholders	$60,645	$87,423	$(26,778)	(31)%	$197,479	$(136,834)	(69)%
Weighted average common shares outstanding, diluted	146,877	146,740	137	—	146,528	349	—
Diluted earnings per share	$0.41	$0.60	$(0.19)	(32)%	$1.35	$(0.94)	(70)%
Adjusted diluted earnings per share	$0.80	$0.84	$(0.04)	(5)%	$1.35	$(0.55)	(41)%
Effective tax rate	23.00%	22.33%			20.83%
*    Amounts may not total due to rounding

Capital Ratios

	4Q23		3Q23	4Q22
Common equity Tier 1 capital (CET1) ratio	10.22%	*	10.13%	9.63%
Tier 1 capital ratio	11.28	*	11.18	10.68
Total risk-based capital ratio	13.07	*	13.12	12.54
Tier 1 leverage ratio	9.49	*	9.38	9.07
Tangible common equity ratio	6.84		5.90	5.84
*    Ratios are preliminary

Fourth Quarter 2023 Earnings Conference Call

Synovus will host an earnings highlights conference call at 8:30 a.m. ET on Jan. 18, 2024. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $60 billion in assets. Synovus provides commercial and consumer banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, capital markets and international banking. Synovus has 246 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee. Synovus is a Great Place to Work-Certified Company and is on the web at synovus.com and on Twitter, Facebook, LinkedIn and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our intended strategies, initiatives, and other operational and execution goals; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted non-interest revenue, adjusted non-interest expense; adjusted revenue; adjusted tangible efficiency ratio; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; total non-interest revenue; total non-interest expense; total revenue; efficiency ratio-TE; return on average assets; return on average common equity; and the ratio of total Synovus Financial Corp. shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Adjusted non-interest revenue and adjusted revenue are measures used by management to evaluate non-interest revenue and total revenue exclusive of fair value adjustment on non-qualified deferred compensation and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)	4Q23	3Q23	4Q22	2023	2022
Adjusted net income available to common shareholders and adjusted net income per common share, diluted
Net income available to common shareholders	$60,645	$87,423	$197,479	$507,755	$724,739
(Gain) on sale of GLOBALT	—	(1,929)	—	(1,929)	—
Restructuring charges (reversals)	1,231	17,319	(2,372)	17,707	(9,690)
Valuation adjustment to Visa derivative	—	900	2,500	3,927	6,000
(Gain) loss on early extinguishment of debt	(4,497)	(526)	—	(5,400)	677
Recovery of NPA	—	—	—	(13,126)	—
Loss on other loans held for sale	—	30,954	—	50,064	—
Investment securities (gains) losses, net	77,748	—	—	76,718	—
Tax effect of adjustments(1)	(18,226)	(11,371)	(31)	(31,312)	733
Adjusted net income available to common shareholders	$116,901	$122,770	$197,576	$604,404	$722,459
Weighted average common shares outstanding, diluted	146,877	146,740	146,528	146,734	146,481
Net income per common share, diluted	$0.41	$0.60	$1.35	$3.46	$4.95
Adjusted net income per common share, diluted	0.80	0.84	1.35	4.12	4.93
(1) An assumed marginal tax rate of 24.5% for 4Q23 and 2023 and 24.3% for 3Q23, 4Q22, and 2022 was applied.

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	4Q23	3Q23	4Q22	2023	2022
Adjusted non-interest revenue
Total non-interest revenue	$51,468	$107,139	$102,439	$404,010	$409,336
(Gain) on sale of GLOBALT	—	(1,929)	—	(1,929)	—
Recovery of NPA	—	—	—	(13,126)	—
Investment securities (gains) losses, net	77,748	—	—	76,718	—
Fair value adjustment on non-qualified deferred compensation	(3,053)	1,035	(1,557)	(4,987)	4,054
Adjusted non-interest revenue	$126,163	$106,245	$100,882	$460,686	$413,390

Adjusted non-interest expense
Total non-interest expense	$352,858	$353,532	$308,996	$1,335,424	$1,157,506
(Loss) gain on other loans held for sale	—	(30,954)	—	(50,064)	—
Restructuring (charges) reversals	(1,231)	(17,319)	2,372	(17,707)	9,690
Valuation adjustment to Visa derivative	—	(900)	(2,500)	(3,927)	(6,000)
Gain (loss) on early extinguishment of debt	4,497	526	—	5,400	(677)
Fair value adjustment on non-qualified deferred compensation	(3,053)	1,035	(1,557)	(4,987)	4,054
Adjusted non-interest expense	$353,071	$305,920	$307,311	$1,264,139	$1,164,573

(dollars in thousands)	4Q23	3Q23	4Q22
Adjusted revenue and tangible efficiency ratio
Adjusted non-interest expense	$353,071	$305,920	$307,311
Amortization of intangibles	(3,168)	(3,042)	(2,118)
Adjusted tangible non-interest expense	$349,903	$302,878	$305,193

Net interest income	$437,214	$443,159	$501,346
Total non-interest revenue	51,468	107,139	102,439
Total revenue	488,682	550,298	603,785
Tax equivalent adjustment	1,216	1,148	1,131
Total TE revenue	489,898	551,446	604,916
(Gain) on sale of GLOBALT	—	(1,929)	—
Recovery of NPA	—	—	—
Investment securities (gains) losses, net	77,748	—	—
Fair value adjustment on non-qualified deferred compensation	(3,053)	1,035	(1,557)
Adjusted revenue	$564,593	$550,552	$603,359
Efficiency ratio-TE	72.03%	64.11%	51.08%
Adjusted tangible efficiency ratio	61.97	55.01	50.58

Reconciliation of Non-GAAP Financial Measures, continued
(in thousands, except per share data)	4Q23	3Q23	4Q22
Adjusted return on average assets (annualized)
Net income	$69,573	$96,465	$205,770
Loss on other loans held for sale	—	30,954	—
Restructuring charges (reversals)	1,231	17,319	(2,372)
(Gain) on sale of GLOBALT	—	(1,929)	—
Valuation adjustment to Visa derivative	—	900	2,500
(Gain) on early extinguishment of debt	(4,497)	(526)	—
Investment securities (gains) losses, net	77,748	—	—
Tax effect of adjustments(1)	(18,226)	(11,371)	(31)
Adjusted net income	$125,829	$131,812	$205,867
Net income annualized	$276,023	$382,714	$816,370
Adjusted net income annualized	$499,213	$522,950	$816,755
Total average assets	$59,164,065	$59,916,679	$58,963,417
Return on average assets (annualized)	0.47%	0.64%	1.38%
Adjusted return on average assets (annualized)	0.84	0.87	1.39
(1) An assumed marginal tax rate of 24.5% for 4Q23 and 24.3% for both 3Q23 and 4Q22 was applied.

Reconciliation of Non-GAAP Financial Measures, continued
(dollars in thousands)	4Q23	3Q23	4Q22

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity (annualized)
Net income available to common shareholders	$60,645	$87,423	$197,479
Loss on other loans held for sale	—	30,954	—
Restructuring charges (reversals)	1,231	17,319	(2,372)
(Gain) on sale of GLOBALT	—	(1,929)	—
Valuation adjustment to Visa derivative	—	900	2,500
(Gain) on early extinguishment of debt	(4,497)	(526)	—
Subtract/add: Investment securities (gains) losses, net	77,748	—	—
Subtract/add: Tax effect of adjustments(1)	(18,226)	(11,371)	(31)
Adjusted net income available to common shareholders	$116,901	$122,770	$197,576

Adjusted net income available to common shareholders annualized	$463,792	$487,077	$783,861
Amortization of intangibles, tax effected, annualized	9,493	9,131	6,358
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$473,285	$496,208	$790,219

Net income available to common shareholders annualized	$240,602	$346,841	$783,476
Amortization of intangibles, tax effected, annualized	9,493	9,131	6,358
Net income available to common shareholders excluding amortization of intangibles annualized	$250,095	$355,972	$789,834

Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,090,163	$4,223,422	$3,742,927
Average goodwill	(479,858)	(476,408)	(452,390)
Average other intangible assets, net	(47,502)	(59,016)	(28,174)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$3,562,803	$3,687,998	$3,262,363
Return on average common equity (annualized)	5.9%	8.2%	20.9%
Adjusted return on average common equity (annualized)	11.3	11.5	20.9
Return on average tangible common equity (annualized)	7.0	9.7	24.2
Adjusted return on average tangible common equity (annualized)	13.3	13.5	24.2
(1) An assumed marginal tax rate of 24.5% for 4Q23 and 24.3% for both 3Q23 and 4Q22 was applied.

Reconciliation of Non-GAAP Financial Measures, continued
	December 31,	September 30,	December 31,
(dollars in thousands)	2023	2023	2022
Tangible common equity ratio

Total assets	$59,809,534	$59,342,930	$59,731,378
Goodwill	(480,440)	(479,851)	(452,390)
Other intangible assets, net	(45,928)	(49,096)	(27,124)
Tangible assets	$59,283,166	$58,813,983	$59,251,864

Total Synovus Financial Corp. shareholders' equity	$5,119,993	$4,536,958	$4,475,801
Goodwill	(480,440)	(479,851)	(452,390)
Other intangible assets, net	(45,928)	(49,096)	(27,124)
Preferred stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$4,056,480	$3,470,866	$3,459,142
Total Synovus Financial Corp. shareholders’ equity to total assets ratio	8.56%	7.65%	7.49%
Tangible common equity ratio	6.84	5.90	5.84